EXHIBIT 10.7

ESCROW AGREEMENT

           This Agreement is dated as of the 24th day of November, 2010 among Enter Corp., a Delaware corporation (the “Company”), the subscribers listed on Schedule 1 hereto (“Subscribers”), and Grushko & Mittman, P.C. (the “Escrow Agent”):

W I T N E S S E T H:

           WHEREAS, the Company and Subscribers have entered into a Subscription Agreement calling for the sale by the Company to the Subscribers of  secured convertible Notes and Warrants for an aggregate purchase price of up to $3,000,000; and

           WHEREAS, the parties hereto require the Company to deliver the Notes and Warrants against payment therefor, with such Notes and the Escrowed Funds to be delivered to the Escrow Agent, along with the other documents, instruments and payments hereinafter described, to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

           WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

           NOW THEREFORE, the parties agree as follows:

ARTICLE I

INTERPRETATION

           1.1.           Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreement shall have the meanings given to such terms in the Subscription Agreement.  Whenever used in this Agreement, the following terms shall have the following respective meanings:

▪ “Agreement” means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

▪ “Collateral Agent” shall mean SNK Consulting Services LLC;

▪ “Closing Date” shall have the meaning set forth in Section 1 of the Subscription Agreement;

▪ “Debentures” shall have the meaning set forth in Section 13 of the Subscription Agreement;

▪  “Escrowed Payment” means an aggregate cash payment of up to $3,000,000;

▪ “FLM” means FLM Holdings LLC, a Nevada limited liability company, referred to in Section 13 of the Subscription Agreement;

▪ “FLM UCC-3” shall have the meaning set forth in Section 13 of the Subscription Agreement;

▪ “Guaranty” shall have the meaning set forth in Section 3 of the Subscription Agreement;

▪  “Legal Opinion” means the original signed legal opinion referred to in Section 6 of the Subscription Agreement;

▪ “Lockup Agreement” shall have the meaning set forth in Section 9(x) of the Subscription Agreement;

▪ “Note” shall have the meaning set forth in the second recital to the Subscription Agreement;

▪ “Principal Amount” shall mean an aggregate of up to $3,000,000;

▪ “Security Agreement” shall have the meaning set forth in Section 3 of the Subscription Agreement and shall include the deliveries required to be made therewith at the time of execution;

▪  “Subscriber Legal Fees” shall have the meaning set forth in Section 8(b) of the Subscription Agreement;

▪ “Subscription Agreement” means the Subscription Agreement (and the exhibits and schedules thereto) entered into or to be entered into by the Company and Subscribers in reference to the sale and purchase of the Notes and Warrants;

▪ “Warrants” shall have the meaning set forth in Section 2(b) of the Subscription Agreement;

▪ Collectively, the Debentures, FLM UCC-3, Guaranty, Legal Opinion, Lockup Agreements, Notes, Security Agreement, Warrants, and Subscription Agreement signed and executed by all signators thereto other than the Subscribers, and Subscriber Legal Fees are referred to as “Company Documents”; and

▪ Collectively, the Escrowed Payment and the Subscribers executed Subscription Agreement and Security Agreement are referred to as “Subscriber Documents.”

           1.2.           Entire Agreement.  This Agreement along with the Company Documents and the Subscriber Documents to which the Subscriber and the Company or Subsidiary are a party constitute the entire agreement between the parties hereto pertaining to the Company Documents and Subscriber Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof, except as specifically set forth in this Agreement, the Company Documents and the Subscriber Documents.

           1.3.           Extended Meanings.  In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.  The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

           1.4.           Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance.  Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

           1.5.           Headings.  The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

           1.6.           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

           1.7.           Specific Enforcement, Consent to Jurisdiction.  The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 1.6 hereof, each of the Company and Subscribers hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

ARTICLE II

DELIVERIES TO THE ESCROW AGENT

           2.1.           Company Deliveries.  On or before the Closing Date, the Company shall execute and deliver the Company Documents to the Escrow Agent.

           2.2.           Subscriber Deliveries.  On or before the Closing Date, Subscribers shall execute and deliver the Subscription Agreements and Security Agreement, and shall deliver the Escrowed Payment in cash, to the Escrow Agent.  The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

Citibank, N.A.
1155 6th Avenue
New York, NY 10036
ABA Number: 0210-00089
For Credit to: Grushko & Mittman, IOLA Trust Account
Account Number: 45208884

           2.3.           Intention to Create Escrow Over Company Documents and Subscriber Documents.  The Subscribers and Company intend that the Company Documents and Subscriber Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

           2.4.           Escrow Agent to Deliver Company Documents and Subscriber Documents.  The Escrow Agent shall hold and release the Company Documents and Subscriber Documents only in accordance with the terms and conditions of this Agreement.

ARTICLE III

RELEASE OF COMPANY DOCUMENTS AND SUBSCRIBER DOCUMENTS

           3.1.           Release of Escrow.  Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents and Subscriber Documents as follows:

                      (a)           On the Closing Date, the Escrow Agent will simultaneously release the Company Documents to the Subscribers and release the Subscriber Documents to the Company, except that:

(i)           Subscriber Legal Fees will be released directly to the Subscriber’s attorneys, and

(ii)           the Security Agreement and FLM UCC-3 will be released to the Collateral Agent,

(b)           On the Closing Date, an amount equal to $900,000 of the Escrowed Payment will be retained in escrow and not released pursuant to Section 3.1(a).  Additional funds may be deposited and will be retained in escrow pursuant to this Section 3.1(b) as described in Section 1(c) of the Subscription Agreement.  Such portion of the Escrowed Payment will be retained in escrow by the Escrow Agent pursuant to this Agreement in a non-interest bearing account and released to the Company or on the Company’s behalf not more frequently than one time each ten days.  A request for release must be made in writing to the Escrow Agent and Collateral Agent.  The request must include a copy of unanimously adopted resolutions of the board of directors of the Company certified by the secretary of the Company and the Company’s chief financial officer that (i) the Company is requesting a release of funds and the details thereof including the amount, purposes, and wire delivery instructions, (ii) that such requested funds are for reimbursement of funds which were timely employed in conformity in all material respects with the use of proceeds set forth on Schedule 9(e) to the Subscription Agreement under the heading “Use of Proceeds to be reimbursed After Closing”, and (iii) an Event of Default, or an event that with the giving of notice or the passage of time could become an Event of Default, has not occurred.  The Company must provide to Collateral Agent reasonably satisfactory proof that the funds for which reimbursement is sought had been used for the purposes described in part (ii) of the previous sentence.  The Escrow Agent may not release any funds pursuant to this Section 3.1(b) if an objection to such release has been made by Collateral Agent.  Deviations from Schedule 9(e) to the Subscription Agreement may be made subject to the written approval of the Collateral Agent.  Unless postponed by the Company and Collateral Agent, any funds retained in escrow on the nine month anniversary of the Closing Date will be released to Subscribers requesting such release in proportion to the relative amount of Note principal held by all Subscribers as of such nine month anniversary date.  Upon release to the Subscribers, such sums shall be applied against amounts outstanding on the Notes in the manner set forth in the Notes.  The Escrow Agent may request any written representations, certifications and documents in Escrow Agent’s absolute discretion before releasing any funds from escrow.

(c)           Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions (“Joint Instructions”) signed by the Company and the Subscribers, it shall deliver the Company Documents and Subscriber Documents in accordance with the terms of the Joint Instructions.

(d)           Anything herein to the contrary notwithstanding, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Company Documents and Subscriber Documents in accordance with the Court Order.  Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

           3.2.           A Closing may take place on or before December 15, 2010.  After December 15, 2010, the Escrow Agent will promptly return the applicable Company Documents to the Company and return the Subscriber Documents to the Subscriber except that the Debentures and FLM UCC-3 will be returned to FLM.

           3.3.           Acknowledgement of Company and Subscriber; Disputes.  The Company and the Subscribers acknowledge that the only terms and conditions upon which the Company Documents and Subscriber Documents are to be released are set forth in Sections 3 and 4 of this Agreement.  The Company and the Subscribers reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Subscriber Documents.  Any dispute with respect to the release of the Company Documents and Subscriber Documents shall be resolved pursuant to Section 4.2 or by agreement between the Company and Subscribers.

ARTICLE IV
CONCERNING THE ESCROW AGENT

4.1.           Duties and Responsibilities of the Escrow Agent.  The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

                      (a)           The Subscribers and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Subscribers or Company is entitled to receipt of the Company Documents and Subscriber Documents pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b)           The Subscribers and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement.  The Subscribers and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent’s partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent’s part committed in its capacity as Escrow Agent under this Agreement.  The Escrow Agent shall owe a duty only to the Subscribers and Company under this Agreement and to no other person.

                      (c)           The Subscribers and Company jointly and severally agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

                      (d)           The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Subscribers and the Company.  Prior to the effective date of the resignation as specified in such notice, the Subscribers and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Subscriber Documents to a substitute Escrow Agent selected by the Subscribers and Company.  If no successor Escrow Agent is named by the Subscribers and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Subscriber Documents with the clerk of any such court.

                      (e)           Other than in connection with the Subscriber Legal Fees, the Escrow Agent does not have and will not have any interest in the Company Documents and Subscriber Documents, but is serving only as escrow agent, having only possession thereof.  The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

                      (f)           This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

                      (g)           The Escrow Agent shall be permitted to act as counsel for the Subscribers in any dispute as to the disposition of the Company Documents and Subscriber Documents, in any other dispute between the Subscribers and Company, whether or not the Escrow Agent is then holding the Company Documents and Subscriber Documents and continues to act as the Escrow Agent hereunder.

                      (h)           The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

           4.2.           Dispute Resolution: Judgments.  Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

                      (a)           If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Subscriber Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Subscriber Documents pending receipt of a Joint Instruction from the Subscribers and Company, or (ii) deposit the Company Documents and Subscriber Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Subscribers and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement.  The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Subscriber Documents.  The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

                      (b)           The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order.  In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Subscribers and Company or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V

GENERAL MATTERS

           5.1.           Termination.  This escrow shall terminate upon the release of all of the Company Documents and Subscriber Documents or at any time upon the agreement in writing of the Subscribers and Company.

           5.2.           Notices.   All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

(a)           If to the Company, to:

Enter Corp.
460 Brogdon Road, Suite 400
Suwanee, GA 30024
Attn: Tony Erwin, President and CEO
Fax: (678) 762-1122

With a copy by fax only to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Attn: David B. Manno, Esq.
Fax: (212) 930-9725

(b)           If to the Subscribers: to the addresses set forth on Schedule 1

With a copy by facsimile only to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: (212) 697-3575

(c)           If to FLM, to:

FLM Holdings LLC
8 Hop Brook Lane
Holmdel, New Jersey 07733

(d)           If to the Collateral Agent, to:

SNK Consulting Services LLC
6895 W. Nighthawk Drive
Post Fall, Idaho 83854
Attn: Susan U
Fax: (208) 930-4090

(e)	If to the Escrow Agent, to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: (212) 697-3575

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

           5.3.           Interest.  The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith.  In the event the Escrowed Payment is deposited in an interest bearing account, the Subscribers shall be entitled to receive any accrued interest thereon, but only if the Escrow Agent receives from the Subscriber the Subscribers’ United States taxpayer identification number and other requested information and forms.

           5.4.           Assignment; Binding Agreement.  Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

           5.5.           Invalidity.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

           5.6.           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

           5.7.           Agreement.  Each of the undersigned states that he has read the foregoing Escrow Agreement and understands and agrees to it.

IN WITNESS WHEREOF, the udersigned have executed and delivered this Escrow  Agreement, as of the date first written above.

“COMPANY” ENTER CORP. a Delaware corporation

By:	/s/ John Benfield
John Benfield
CEO

ESCROW AGENT: GRUSHKO & MITTMAN, P.C.

By:	/s/ Grushko & Mittman, P.C.
Name:	Grushko & Mittman, P.C.

SUBSCRIBERS:

ALPHA CAPITAL ANSTALT		WHALEHAVEN CAPITAL FUND LIMITED

By:	/s/ Konrad Ackerman	By:	/s/ Eric Weisblom
Name:	Konrad Ackerman	Name:	Eric Weisblom
Title:	Director	Title:	POA

FLM HOLDINGS LLC		FJD HOLDINGS LLC

By:	/s/ Sam DelPresto	By:	/s/ Frank D’Angostino
Name:	Sam DelPresto	Name:	Frank D’Angostino
Title:	Managing Member	Title:	President

FLM HOLDINGS LLC		FJD HOLDINGS LLC

By:	/s/	By:	/s/
Name:		Name:
Title:		Title:

BRIO CAPITAL L.P.		EDWARD KARR

By:	/s/Shaye Hirsch	By:	/s/ Edward Karr
Name:	Shaye Hirsch	Name:
Title:	Managing Partner	Title:

ADVENTURE VENTURES LLC		OSHER CAPITAL PARTNERS LLC

By:	/s/ Ari Kluger	By:	/s/ Ari Kluger
Name:	Ari Kluger	Name:	Ari Kluger
Title:		Title:

MAIELLA INVESTMENT HOLDINGS LLC		BRISTOL INVESTMENT FUND LTD

By:	/s/Gerard Adams	By:	/s/ Paul Kessler
Name:	Gerard Adams	Name:	Paul Kessler
Title:	President	Title:	Director

BRISTOL CAPITAL, LLC

By:	/s/ Paul Kessler
Name:	Paul Kessler
Title:	Authorized Signatore

BRISTOL CAPITAL PROFIT SHARING PLAN

By:	/s/ Paul Kessler
Name:	Paul Kessler
Title:	Authorized Signatore

SCHEDULE 1
(SUBSCRIBERS)

SUBSCRIBER AND ADDRESS	PRINCIPAL AMOUNT	CLASS A WARRANT	CLASS B WARRANT
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	$500,000.00	1,250,000	1,250,000
ADVENTURE VENTURES LLC 5 Sansberry Lane Spring Valley, NY 10977 Fax: (917) 591-3401	$125,000.00	312,500	312,500
OSHER CAPITAL PARTNERS LLC 5 Sansberry Lane Spring Valley, NY 10977 Fax: (917) 591-3401	$125,000.00	312,500	312,500
WHALEHAVEN CAPITAL FUND LIMITED 560 Sylvan Avenue Englewood Cliffs, N.J. 07632 Fax: (201) 586-0258	$500,000.00	1,250,000	1,250,000
FLM HOLDINGS LLC 8 Hop Brook Lane Holmdel, New Jersey 07733	$506,488.89 represented by the surrender of Debentures consisting of $500,000 of principal amount and $6,488.89 accrued principal	1,266,222	1,266,222
FJD HOLDINGS LLC 2005 Edenfield Place Lakeland, FL 33801 Attn: Frank D’Agostino Tax ID#: 27-1256035	$250,000.00	625,000	625,000
BRIO CAPITAL L.P. 401 E. 34th Street – Suite South 33C New York, NY 10016 Attn: Shaye Hirsch Fax: (646) 390-2158	$150,000.00	375,000	375,000
EDWARD KARR Rampartners SA 19 Blvd., Georges-Favon Geneva, Switzerland 1204 Fax: +41-22-310-8605	$100,000.00	250,000	250,000

MAIELLA INVESTMENT HOLDINGS LLC 8100 River Road, Apt. 804 North Bergen, NJ 07047 Fax: (201) 917-5925	$150,000.00	375,000	375,000
BRISTOL INVESTMENT FUND, LTD. c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$280,000.00	700,000	700,000
BRISTOL CAPITAL ADVISORS PROFIT SHARING PLAN c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$40,000.00	100,000	100,000
BRISTOL CAPITAL, LLC c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Attn: Amy Wang, Esq. Fax: (323) 960-3805	$80,000.00	200,000	200,000
TOTALS	$2,806,488.89	7,016,222	7,016,222